Five Oaks Investment Corp. Reports First Quarter 2013 Financial Results

Successfully deployed proceeds of Initial Public Offering

NEW YORK, May 3, 2013 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter ended March 31, 2013.

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Highlights

  On March 27, 2013, successfully completed initial public offering, and concurrent private placement, of common stock, at $15 per share, raising net proceeds of $84.0 million after payment of offering expenses, taking stockholders' equity to $116.6 million.
  Substantially deployed proceeds in agency residential mortgage-backed securities (Agency RMBS), increasing the overall RMBS portfolio to $969.0 million at quarter end.
  Delivered net income of $0.67 per common share.[1]
  Reported Book Value of $15.77 per share on a basic and diluted basis at March 31, 2013.
  Declared a monthly dividend of $0.13 per share for April 2013, and $0.16 for May and June.
  Expanded the number of repurchase counterparties to 15 at quarter end.

"Having launched the Company privately last year, we are very pleased to have completed our transition to a public company. A targeted investment approach, expanded financing relationships and favorable market conditions allowed us to quickly and effectively deploy our new capital," said David Carroll, Five Oaks' Chairman and Chief Executive Officer.

[1] Net income per basic and diluted share, based on weighted average shares outstanding for the period

Common Stock Offerings

On March 27, 2013, we successfully completed (i) our initial public offering, or IPO, pursuant to which we sold 4,033,333 shares of our common stock to the public; and (ii) a concurrent private placement of 1,666,667 shares of our common stock to XL Investments Ltd, an indirect and wholly owned subsidiary of XL Group plc (NYSE: XL). All of our shares of common stock in the IPO and in the concurrent private placement were sold at a price of $15.00 per share. Collectively, we received net proceeds from our IPO and the concurrent private placement of $84.0 million after subtracting offering expenses payable by us of $1.5 million. When combined with last year's private placement, our stockholders' equity reached $116.6 million.

First Quarter 2013 Operating Results

For the first quarter ended March 31, 2013, the Company earned net income of $0.67 per basic and diluted share, based on weighted average shares outstanding for the period, or $1.5 million. As a consequence of completing our common stock offerings shortly before the end of the quarter, our operating results for the three months ended March 31, 2013, do not fully reflect the impact of our capital deployment.

Investment Portfolio

We began investing the net proceeds of our IPO and our concurrent private placement immediately following the closing of these offerings on March 27, 2013, with a concentration in Agency RMBS. As of March 31, 2013, on a GAAP basis we had increased our investments in RMBS to $969.0 million, from $81.0 million as of December 31, 2012. On a non-GAAP basis (including Non-Agency RMBS underlying Linked Transactions), we owned $992.3 million of RMBS as of March 31, 2013. The following table summarizes certain characteristics of our investment portfolio as of March 31, 2013: (1) as reported in accordance with GAAP, which excludes the Non-Agency RMBS underlying our Linked Transactions; (2) to show separately the Non-Agency RMBS underlying our Linked Transactions; and (3) on a non-GAAP combined basis (which reflects the inclusion of the Non-Agency RMBS underlying our Linked Transactions combined with our GAAP-reported RMBS):

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Designated Credit Reserve	Amortized Cost	Unrealized Gain/ (Loss)	Fair Value	Net Weighted Average Coupon(1)	Average Yield(2)
Agency RMBS
15 year fixed-rate	$3,205	$84	$—	$3,289	$35	$3,324	2.50%	1.96%
30 year fixed-rate	899,577	54,633	—	954,210	(215)	953,995	3.50%	2.69%
Total Agency RMBS	902,782	54,717	—	957,499	(180)	957,319	3.50%	2.69%
Non-Agency RMBS Excluding Linked Transactions	17,580	(3,307)	(4,548)	9,725	1,917	11,642	0.67%	10.18%
Total/Weighted Average (GAAP)	$920,362	$51,410	$(4,548)	$967,224	$1,737	$968,961	3.44%	2.77%
Non-Agency RMBS Underlying Linked Transactions	36,901	(6,336)	(12,547)	18,018	5,324	23,342	0.71%	9.89%
Combined/Weighted Average (non-GAAP)	$957,263	$45,074	$(17,095)	$985,242	$7,061	$992,303	3.34%	2.90%

	(1) Weighted average coupon is presented net of servicing and other fees. (2) Average yield incorporates future prepayment assumptions.

Portfolio Financing and Hedging

At March 31, 2013, the Company financed its investment portfolio with borrowings under master repurchase agreements of $920.4 million, on a GAAP basis, and $934.6 million on a non-GAAP basis (including the repurchase agreement financing associated with the Non-Agency RMBS underlying Linked Transactions). Our weighted average borrowing cost was 0.43%, on a GAAP basis, and 0.46% on a non-GAAP basis as of March 31, 2013. As of March 31, 2013, we borrowed 7.9 times our stockholders' equity on a GAAP basis, and 8.0 times on a non-GAAP basis.

The Company has also entered into approximately $485 million notional amount of pay-fixed receive-LIBOR swaps that have variable maturities of up to seven years, and had also entered into one interest rate swaption. The following table summarizes our hedging activity as of March 31, 2013:

Current Maturity Date for Interest Rate Swaps	Notional Amount	Fair Value	Fixed Rate Pay	Receive Rate	Maturity Years
3 years or less	15,000,000	(25,662)	0.51%	0.30%	2.3
Greater than 3 years and less than 5 years	220,000,000	(347,485)	0.95%	0.28%	4.8
Greater than 5 years and less than 7 years	250,000,000	(438,163)	1.28%	0.28%	6.2
Total	485,000,000	(811,310)	1.10%	0.28%	5.5

	Option			Underlying Swap
Current Option Expiration Date for Interest Rate Swaptions	Cost	Fair Value	Weighted Average Years to Expiration	Notional Amount	Pay Rate	Weighted Average Term (Years)
3 months or less	10,667	2,599	0.2	5,000,000.00	2.75%	10.0

"Prior to going public, we spent a lot of time ensuring that our investment, financing and hedging infrastructure was well tested and ready to sustain our expected growth," said Paul Chong, Chief Investment Officer of Five Oaks Investment Corp. "We are pleased this helped us to deploy our new capital proceeds in Agency RMBS within a short window at quarter end, at net spreads we consider to be attractive, while we continue to examine opportunities in the Non-Agency space."

Dividends

The Company declared a dividend of $0.13 per share of common stock for the month of April 2013, and $0.16 per share of common stock for the months of May and June 2013. Based on the closing price of $14.63 as at March 28, 2013, the monthly dividend for April, and May and June, equates to an annualized dividend yield of 10.7% and 13.1% respectively.

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing in, financing and managing a portfolio of residential mortgage-backed securities ("RMBS"), residential mortgage loans and other mortgage related investments.

As a "hybrid" REIT, Five Oaks Investment Corp. invests in both Agency and Non-Agency RMBS and related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to account for certain of our Non-Agency RMBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our RMBS portfolio, we do not view the purchase of our Non-Agency RMBS and the associated repurchase agreement financing as transactions that are linked. We therefore have also presented certain information that includes the Non-Agency RMBS underlying our Linked Transactions. This information constitutes non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. We believe that this non-GAAP information enhances the ability of investors to analyze our RMBS portfolio and the performance of our Non-Agency RMBS in the same way that we assess our RMBS portfolio and such assets. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 641 Lexington Avenue, Suite 1432, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP.
Condensed Balance Sheets

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $965,958,874 and $66,337,081 for
March 31, 2013 and December 31, 2012, respectively)	$968,961,045	$81,027,998
Linked transactions, net, at fair value	9,179,040	8,612,753
Cash and cash equivalents	44,167,025	3,608,759
Restricted cash	12,275,062	1,933,390
Deferred offering costs	-	1,664,796
Accrued interest receivable	2,632,730	189,364
Due from Manager	1,127,647	-
Derivative assets, at fair value	20,485	12,062

Total assets	$1,038,363,034	$97,049,122

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements	$920,408,000	$63,423,000
Derivative liabilities, at fair value	829,196	283,754
Accrued interest payable	91,516	65,820
Dividends payable	-	220,833
Fees and expenses payable to Manager	109,669	32,721
Other accounts payable and accrued expenses	362,639	754,274

Total liabilities	921,801,020	64,780,402

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, none outstanding
at March 31, 2013 and December 31, 2012	-	-
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 7,389,250 and 1,656,250
shares issued and outstanding, at March 31, 2013 and December 31, 2012, respectively	73,563	265,000
Additional paid-in capital	110,007,629	25,912,089
Accumulated other comprehensive income	1,737,300	2,433,997
Cumulative distributions to stockholders	(1,603,898)	(1,161,672)
Accumulated earnings	6,347,420	4,819,306

Total stockholders' equity	116,562,014	32,268,720

Total liabilities and stockholders' equity	$1,038,363,034	$97,049,122

FIVE OAKS INVESTMENT CORP.
Condensed Statement of Operations

Three
Months Ended
March 31, 2013
(unaudited)
Revenues:
Interest income	$3,230,942
Interest expense	(2,330,628)

Net interest income	900,314

Other income:
Realized loss on sale of investments, net	(105,244)
Unrealized gain and net interest income from Linked Transactions	1,753,842
Realized loss on swap and swaption agreements	(71,293)
Unrealized loss on interest rate swap and swaption agreements, net	(521,019)

Total other income	1,056,286

Expenses:
Management fee	115,140
General and administrative expenses	122,436
Operating expenses reimbursable to Manager	180,864
Other operating expenses	7,250
Compensation expense	2,796

Total expenses	428,486

Net income	1,528,114

Dividends to preferred stockholders	(2,326)

Net income attributable to common stockholders	$1,525,788

Earnings per share:
Net income attributable to common stockholders (basic and diluted)	$1,525,788
Weighted average number of shares of common stock outstanding	2,293,250
Basic and diluted income per share	$0.67
Dividends declared per share
Common stock	$0.19
Restricted stock	$-

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 328 9521